Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 for Arcadia Resources, Inc. of our report dated February 22, 2007 relating to the financial statements of PrairieStone Pharmacy, LLC, which appears in the Current Report on Form 8-K/A of Arcadia Resources, Inc. dated March 20, 2007.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ Carver Moquist & O’Connor, LLC
Bloomington, Minnesota
March 22, 2007